UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2004

EPIMMUNE INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19591	33-0245076
(Commission File No.)	(IRS Employer Identification No.)

5820 Nancy Ridge Drive
San Diego, California 92122
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 860-2500

Item 5. Other Events and Required FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1
EX-99.2

Item 5. Other Events and Required FD Disclosure.

On July 13, 2004, Epimmune Inc. issued a press release announcing the presentation of preliminary data from one of the ongoing Phase I clinical trials of its EP HIV-1090 therapeutic vaccine for HIV-infected patients in a poster presentation at the XV International AIDS Conference in Bangkok, Thailand. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

On July 13, 2004, Epimmune Inc. issued a press release announcing that the National Institute of Allergy and Infectious Diseases of the National Institutes of Health has provided written notice of the intention to exercise a three-year, $2.8 million contract option for Epimmune to conduct preclinical development of a multi-epitope malaria vaccine. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Press Release of Epimmune Inc. dated July 13, 2004.

99.2	Press Release of Epimmune Inc. dated July 13, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIMMUNE INC.
Dated: July 13, 2004	By:	/s/ Robert De Vaere
Robert De Vaere
Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Accounting Officer and Officer duly authorized to sign this report on behalf of the Registrant)

INDEX TO EXHIBITS

99.1	Press Release of Epimmune Inc. dated July 13, 2004.

99.2	Press Release of Epimmune Inc. dated July 13, 2004.